Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated September 28, 2011, on the consolidated financial statements of GelTech Solutions, Inc. for the years ended June 30, 2011 and 2010, included herein on the registration statement of GelTech Solutions, Inc. on Amendment No. 2 of Form S-1 (Registration Statement No.333-178911), and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
March 12, 2012